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                                                                     EXHIBIT 5.2

             On Zeyen Beghin Feider Loeff Claeys Verbeke Letterhead

                                          To: ( )
                                          Luxembourg, ( ), 1998

Dear Sirs,

                         TYCO INTERNATIONAL GROUP S.A.
(INCORPORATED AS A SOCIETE ANONYME WITH LIMITED LIABILITY UNDER THE LAWS OF THE
                           GRAND-DUCHY OF LUXEMBOURG)
                  ISSUE OF U.S.$3,750,000,000 DEBT SECURITIES
                         UNCONDITIONALLY GUARANTEED BY
                            TYCO INTERNATIONAL LTD.

    We have acted as legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Tyco International Group S.A. (the "Issuer"), a limited liability company (SOCIETE ANONYME) now organized under the laws of Luxembourg but formerly a company named "Velum Limited" organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30, 1998. We are giving this opinion in connection with the filing by Tyco International Ltd., a Bermuda company ("Tyco") and the Issuer, with the United States Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (the "Registration Statement"), with respect to the Issuer's unsecured debt securities (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed U.S. $3,750,000,000. The Debt Securities are to be in one or more series pursuant to an Indenture among the Issuer, Tyco (as Guarantor) and the trustee thereunder.

    We have examined copies of the following documents:

    (a) the prospectus dated April 23, 1998 (the "Prospectus") in relation to the Debt Securities which incorporates the definitive form of Security;

    (b) the minutes of the extraordinary general meeting of shareholders of the Company held in notarial form before the notary Jean-Joseph Wagner on March 30, 1998 (the "Notarial Deed")

    (c) the restated articles of incorporation of the Issuer (the "Articles of Association") in a version dated March 30, 1998 not yet published in the official Gazette (Memorial C).

    (d) an excerpt from the trade and company register at the district court in Luxembourg as available in the Issuer's file on ( ), 1998.

    (e) the board of directors' resolution of the Issuer dated April ( ), 1998 resolving INTER ALIA the issue of the Debt Securities and the entry into any and all contractual documents in connection therewith (the "Agreements"): and

    (f) all other relevant corporate documents of the Issuer and such further documents and matters of law as we have considered necessary or appropriate for the rendering of this option.

    For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following:

    i. the genuineness of all the signatures and documents submitted to us as originals the conformity to the originals thereof of the Prospectus and other documents in respect of the Debt Securities submitted to us as copies or specimens:

    ii. the due authorization, execution and delivery of the Prospectus and other documents in respect of the Debt Securities by all the parties thereto (other than the Issuer), as well as the power,
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       authority and legal right of all the parties thereto (other than the
       Issuer) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

    iii. that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Agreements and other documents in respect of the issue of the Debt Securities have been or will be obtained;

    iv. the validity and enforceability of the Prospectus and other documents in respect of the Debt Securities under their governing laws (other than the laws of Luxembourg);

    v. that the Articles of Association have not been amended since March 30, 1998;

    vi. that the Debt Securities will not be the subject of a public offering in Luxembourg, unless the relevant requirements of Luxembourg law concerning public offerings of securities have been fulfilled; and

    vii. that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

    Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

    1. The Issuer is a limited liability company validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to issue the Debt Securities.

    2. All necessary action required to be taken by the Issuer pursuant to the laws of Luxembourg has been taken by or on behalf of the Issuer and all the necessary authorizations and approvals of Government authorities in Luxembourg have been duly obtained for the issue by the Issuer of the Debt Securities.

    3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Luxembourg is necessary or required to be made or obtained by Tyco or the Issuer in connection with the issue by the Issuer of the Debt Securities.

    4. There are no taxes, duties, or other charges payable to or chargeable by the Government of Luxembourg, or any authority or agency thereof, in respect of the issue by the Issuer of the Debt Securities.

    The above opinions are subject to the following qualifications:

    a) Although this is rarely done in practice, if any or all Agreements in respect of the Debt Securities were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court could order the registration thereof, in which case an ad valorem tax on the amount referred to in the Prospectus of the Debt Securities would be payable at the rate of 0.24 per cent., unless production was made in an enforceability claim under the provisions of the European Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters signed at Brussels on 27th September, 1968, as amended.

    b) The opinion expressed under 1. is subject to the publication in due course of the articles of association of the Issuer in the Official Gazaette (Memorial C), the Issuer being however validly formed as a Luxembourg company upon execution of the Notarial Deed which was passed on March 30, 1998.

    c) This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

    d) This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.
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    This opinion shall be construed in accordance with Luxembourg law and
Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

    This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Prospectus or any other document examined in connection with the opinion except as expressly confirmed herein. This opinion is given to you solely for your benefit. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any other purpose without our previous written consent.

    We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                          Yours faithfully,
                                          ZEYEN BEGHIN FEIDER
                                          LOEFF CLAEYS VERBEKE

                                          by:
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                                                      Marc Feider